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                             NEWS FOR IMMEDIATE RELEASE
                                 JANUARY 25, 1999


CONTACT:  J. Howell Kelly
          President
          (502) 863-1955


                        PREMIER FINANCIAL BANCORP, INC.
   REPORTS ... COMPLETION OF MT. VERNON BANCSHARES, INC. ACQUISITION

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      PREMIER FINANCIAL BANCORP, INC. (PREMIER), GEORGETOWN, KENTUCKY
(NASDQ/NMS PFBI), a community bank holding company with ten individually managed commercial bank subsidiaries operating in Kentucky, Ohio and West Virginia reported year end earnings for 1998 and the completion of the purchase of Mt. Vernon Bancshares, Inc. and its subsidiary, The Bank of Mt. Vernon, marking Premier's fourth acquisition since January 1998.

ACQUISITION COMPLETED
      Mt. Vernon Bancshares, the holding company for The Bank of Mt. Vernon, has two full-service banking facilities and two loan production offices, serving a three county area in south-central Kentucky. This acquisition increases Premier's total assets by 19.7% to $787,609,000.

      "The addition of The Bank of Mt. Vernon broadens Premier's service area and we have immediate plans to further expand in these fast growing markets," commented J. Howell Kelly, President of Premier. The acquisition was completed as a cash transaction.